Exhibit 23.1










                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement of Omnipoint Corporation on Form S-8 of our report dated March 15, 1996 on our audit of the consolidated financial statements and financial statement schedule of Omnipoint Corporation as of December 31, 1995 and 1994, and for the three years ended December 31, 1995 which report is included in its Annual Report on Form 10-K as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.
                                                   COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
May 17, 1996